Execution Version

WARRANT AMENDMENT LETTER AGREEMENT

THIS WARRANT AMENDMENT LETTER AGREEMENT (this “Letter Agreement”), dated as of September 1, 2023, is entered into among Morgan Stanley & Co. International plc (the “Dealer”), NuVasive, Inc. (the “Company”) and Globus Medical, Inc. (the “Parent”).

WITNESSETH

WHEREAS, the Dealer and the Company have executed and delivered a Confirmation dated as of February 26, 2020, pursuant to which the Company sold to the Dealer, and the Dealer purchased from the Company, warrants entitling the Dealer to purchase shares of Company common stock, par value USD 0.001 per share (as amended, modified, terminated or unwound from time to time, the “Confirmation”);

WHEREAS, under the terms of the Agreement and Plan of Merger, dated as of February 8, 2023 (the “Merger Agreement”), by and among  the Company, the Parent and Zebra Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of the Parent (“Merger Sub”), at the effective time of the merger transaction contemplated by the Merger Agreement (the “Effective Time”), Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of the Parent, and each Share (as defined in the Confirmation) issued and outstanding immediately prior to the Effective Time (other than certain excluded shares as described in the Merger Agreement) will be cancelled and converted into the right to receive 0.75 fully paid and non-assessable shares of Class A common stock of the Parent, USD 0.001 par value per share (the “Parent Shares”), and the right to receive cash in lieu of fractional shares;

WHEREAS, pursuant to the terms of the Confirmation, upon the occurrence of a Merger Event for which

“Share-for-Share” is applicable (which includes the Merger), Modified Calculation Agent Adjustment shall apply to the transaction contemplated by the Confirmation;

WHEREAS, pursuant to the terms of the Confirmation, if in respect of a Merger Event (including the Merger), the Company following such Merger Event will not be the issuer of the Shares, then the provisions in Section 2 of the Confirmation opposite the caption “Modified Calculation Agent Adjustment” shall apply and, unless certain conditions are satisfied, Section 12.2(e)(ii) of the Equity Definitions shall apply; and

WHEREAS, the parties wish to have the Confirmation and the transaction thereunder remain in full force and effect (and not terminated or cancelled), as further provided herein;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Dealer, the Company and the Parent for the benefit of each other agree as follows:

ARTICLE 1

Section 1.01. Parent Shares.  The parties agree that, pursuant to the Confirmation, from and after the Effective Date (as defined below) (i) the Parent Shares will be deemed the “Shares”, the Company shall remain the counterparty to the Confirmation, the Parent will be deemed the issuer of the Shares under the Confirmation and the

Equity Definitions and the text opposite the caption “Shares” under the heading “General Terms” in Section 2 of the Confirmation is hereby amended and restated in its entirety to read “The Class A common stock of Globus Medical, Inc., USD 0.001 par value per share (Exchange symbol “GMED”)”, (ii) the text opposite the caption “Exchange” under the heading “General Terms” in Section 2 of the Confirmation is hereby amended and restated in its entirety to read “The New York Stock Exchange” and (iii) references in the Confirmation to the Company in its role as Issuer of the Shares shall be deemed to be references to the Parent.

Section 1.02. Credit Support.  From and after the Effective Date, the Parent shall be a Credit Support Provider and the Guarantee (as defined below) shall be a Credit Support Document.

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Section 1.03. Additional Termination Events.  For the avoidance of doubt, from and after the Effective Date, the Additional Termination Events set forth in Section 8(k)(iii), Section 8(k)(iv), Section 8(k)(vi) and Section 8(k)(vii) of the Confirmation shall relate to the Parent and not the Company.

Section 1.04. Wholly-Owned Subsidiary.  From and after the Effective Date, the following shall be added as a new Section 8(k)(v) to Confirmation:

“(v) NuVasive, Inc. ceases to be a wholly-owned subsidiary of Globus Medical, Inc.”

Section 1.05. Alternative Calculations and Payment on Early Termination and on Certain Extraordinary Events.  The following sentence is hereby added to the end of Section 8(b) of this Confirmation:

“For the avoidance of doubt, provisions for Section 8(b) of this Confirmation shall not apply to the

Additional Termination Event described in Section 8(k)(v) of this Confirmation.”

Section 1.06. Material Non-Public Information.  From and after the Effective Date, all references in the

Confirmation to the Company’s possession or awareness of material non-public information with respect to the Company and/or the Shares shall be deemed to be references to the Company’s and the Parent’s collective possession or awareness of material non-public information with respect to the Parent and/or the Parent Shares, as applicable.

Section 1.07. Status of Claims in Bankruptcy.  From and after the Effective Date, Section 8(g) shall be replaced with the following provision (for the avoidance of doubt, references to “Issuer” and “Company” in the provision below are references to the Parent and the Company, respectively):

“Dealer acknowledges and agrees that this Confirmation is not intended to convey to it rights with respect to the Transaction that are senior to the claims of common stockholders of the Issuer in the event of the Issuer’s or the Company’s bankruptcy. For the avoidance of doubt, the parties agree that the preceding sentence shall not apply at any time other than during the Issuer’s or the Company’s bankruptcy and shall not apply to any claim arising as a result of a breach by the Issuer or the Company of any of its respective obligations under this Confirmation or the Agreement. For the avoidance of doubt, the parties acknowledge that neither the obligations of the Issuer nor the Company under this Confirmation are secured by any collateral that would otherwise secure the obligations of the Issuer or the Company herein under or pursuant to any other agreement.”

Section 1.08. VWAP Price.  From and after the Effective Date, the text opposite the caption “VWAP Price” in Section 2 of the Confirmation shall be revised by deleting “Bloomberg page ‘NUVA.Q <Equity> AQR’” and replacing it with “Bloomberg page ‘GMED.N <Equity> AQR’”.

Section 1.09. Calculation Agent.  The Calculation Agent may make conforming changes to the terms of the transaction, consistent with the requirements of the “Calculation Agent” provision in Section 3 of the Confirmation, in respect of the consummation of the Merger and to effect the amendments to the Confirmation evidenced by this Letter Agreement (including, for the avoidance of doubt, to account for the exchange ratio in the Merger being 0.75 Parent Shares per one share of common Stock of the Company, par value USD 0.001).

Section 1.10. Transfer and Assignment.  From and after the Effective Date, Section 8(i) of the Confirmation shall be revised by adding the following sentences as the last two sentences of such section:

“Notwithstanding any other provision in the Confirmation to the contrary requiring or allowing Dealer to purchase, sell, receive or deliver any Shares or other securities, or make or receive any payment in cash, to or from Company or Issuer, Dealer may designate any of its affiliates to purchase, sell, receive or deliver such Shares or other securities, or make or receive such payment in cash, and otherwise to perform Dealer’s obligations in respect of the Transaction and any such designee may assume such obligations.  Dealer shall be discharged of its obligations to Company and Issuer to the extent of any such performance.”

Section 1.11. Notices.  From and after the Effective Date, Section 6 of the Confirmation shall be revised by adding the following:

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“(c) Address for notices or communications to Issuer:

To:	Globus Medical, Inc. 2560 General Armistead Avenue Audubon, PA 19403
Attn:	Keith Pfeil, Senior Vice President, Chief Financial Officer
Telephone:	(610) 930-1800 ext. 1633
Fax:	610-930-2402”

ARTICLE 2

Section 2.01. Conditions to Effectiveness.  This Letter Agreement shall be effective on the date (the “Effective Date”) the following conditions are satisfied or waived:

(a) The Merger has become effective;
(b) This Letter Agreement has been duly executed and delivered by each of the Dealer, the Company and the Parent, and is enforceable against each in accordance with its respective terms;
(c) The Warrant Guarantee by the Parent in favor of the Dealer dated as of the date hereof in form and substance acceptable to the Dealer (the “Guarantee”) shall have been executed and delivered to the Dealer, and is enforceable against the Parent in accordance with its terms;

(d) The Company has delivered to the Dealer an opinion of counsel in form and substance reasonably acceptable to the Dealer dated as of the date of this Letter Agreement; and

(e) The Parent shall have submitted an application for the listing of the Warrant Shares on The New York Stock Exchange, and such application and listing shall have been approved by The New York Stock Exchange, subject only to official notice of issuance.

ARTICLE 3

Section 3.01. Mutual Representations and Warranties.  Each party represents to the other parties that:

(a) It is duly organized and validly existing under the laws of the jurisdiction of its organization or incorporation and, if relevant under such laws, in good standing.

(b) It has the power to execute this Letter Agreement and any other documentation relating to this Letter Agreement to which it is a party, to deliver this Letter Agreement and any other documentation relating to this Letter Agreement that it is required by this Letter Agreement to deliver and to perform its obligations under this Letter Agreement and has taken all necessary action to authorize such execution, delivery and performance.

(c) Such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets.

(d) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required in connection with the execution, delivery or performance by such party of this Letter Agreement, except such as have been obtained or made and such as may be required under the Securities Act or state securities laws.

(e) Its obligations under this Letter Agreement constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, fraudulent conveyance, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a

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proceeding in equity or at law) and except that rights to indemnification and contribution may be limited by federal or state securities laws or public policy relating thereto).

Section 3.02. Additional Representations and Warranties of the Company.  The Company represents to the Dealer that:

(a) It is not entering into this Letter Agreement to create actual or apparent trading activity in the Parent Shares (or any security convertible into or exchangeable for the Parent Shares) or to raise or depress or otherwise manipulate the price of the Parent Shares (or any security convertible into or exchangeable for the Parent Shares) or otherwise in violation of the Exchange Act.

(b) It is not, on the date hereof, aware of any material non-public information with respect to the Company or the Parent Shares.

(c) It (A) is capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities; (B) will exercise independent judgment in evaluating the recommendations of any broker-dealer or its associated persons, unless it has otherwise notified the broker dealer in writing; and (C) has total assets of at least USD 50 million.

(d) The Company is a wholly-owned subsidiary of the Parent.
(e) It is not and, after consummation of the transactions contemplated by this Letter Agreement, will not be required to register as an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended.

(f) To its knowledge, no state or local (including non-U.S. jurisdictions) law, rule, regulation or regulatory order applicable to the Parent Shares would give rise to any reporting, consent, registration or other requirement (including without limitation a requirement to obtain prior approval from any person or entity) as a result of Dealer or its affiliates owning, holding (however defined) or having a right to acquire Parent Shares; provided that it makes no representation or warranty regarding any such requirement that is applicable generally to the ownership of equity securities by Dealer or any of its affiliates solely as a result of it or any of such affiliates being financial institutions or broker-dealers.

Section 3.03. Additional Representations, Warranties and Covenants of the Parent. The Parent represents to the Dealer that:

(a) It is not entering into this Letter Agreement to create actual or apparent trading activity in the Parent Shares (or any security convertible into or exchangeable for the Parent Shares) or to raise or depress or otherwise manipulate the price of the Parent Shares (or any security convertible into or exchangeable for the Parent Shares) or otherwise in violation of the Exchange Act.

(b) It is not, on the date hereof, in possession of any material nonpublic information with respect to the Parent, the Company, the Shares (as defined in the Confirmation) or the Parent Shares.

(c) It (A) is capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities; (B) will exercise independent judgment in evaluating the recommendations of any broker-dealer or its associated persons, unless it has otherwise notified the broker dealer in writing; and (C) has total assets of at least USD 50 million.

(d) With respect to the Transaction, at all times until termination of the Transaction, a number of Parent Shares equal to 75% of the number of Shares set forth in the first sentence of Section 8(f) the Confirmation (the “Warrant Shares”) have been reserved for issuance by all required corporate action of the Parent. The Warrant Shares have been duly authorized and, when delivered against payment therefor (which may include Net Share Settlement in lieu of cash) pursuant to the terms of the Confirmation and otherwise as contemplated by the terms of the Warrants following the exercise of the Warrants in accordance with the terms and conditions of the Warrants, will be validly issued, fully paid and non-assessable, and the issuance of the Warrant Shares will not be subject to any preemptive or similar rights.

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(e) The Company is a wholly-owned subsidiary of the Parent.

(f) It is not and, after consummation of the transactions contemplated by this Letter Agreement, will not be required to register as an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended.

(g) To its knowledge, no state or local (including non-U.S. jurisdictions) law, rule, regulation or regulatory order applicable to the Parent Shares would give rise to any reporting, consent, registration or other requirement (including without limitation a requirement to obtain prior approval from any person or entity) as a result of Dealer or its affiliates owning, holding (however defined) or having a right to acquire Parent Shares; provided that it makes no representation or warranty regarding any such requirement that is applicable generally to the ownership of equity securities by Dealer or any of its affiliates solely as a result of it or any of such affiliates being financial institutions or broker-dealers.

ARTICLE 4

Section 4.01. Counterparts.  This Letter Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all of the signatures thereto and hereto were upon the same instrument.

Section 4.02. Governing Law.  This Letter Agreement and all matters arising in connection with this Letter Agreement shall be governed by, and construed in accordance with, the law of the State of New York (without reference to its choice of law doctrine).

Section 4.03. Defined Terms.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Confirmation.

Section 4.04. Headings.  The section headings herein are for convenience only and shall not affect the construction hereof.

Section 4.05. Entire Agreement; No Waiver or Amendment.  This Letter Agreement is intended as an amendment to the Confirmation, and shall not be construed as terminating the Confirmation.  Except for any amendment to the Confirmation made pursuant to this Letter Agreement, all terms and conditions of the Confirmation will continue in full force and effect in accordance with the provisions thereunder.  References to the Confirmation will be to the Confirmation, as amended by this Letter Agreement.

Nothing in this Letter Agreement shall be read to amend, modify, or supplement the Confirmation other than as expressly set forth herein.  Neither party hereto waives any of its other rights, remedies, covenants, obligations or provisions under the Confirmation (including, without limitation, the Dealer’s rights (x) in respect any announcement relating to the Merger as set forth opposite the caption “Consequences of Announcement Events” in Section 2 of the Confirmation and (y) pursuant to Section 12.2(e) of the Equity Definitions with respect to the Merger); provided that the parties agree and acknowledge that this Letter Agreement shall satisfy the condition precedent described in the language opposite the caption “Modified Calculation Agent Adjustment” in Section 2 of the Confirmation.

Section 4.06. No Reliance.  Each of the Parent and the Company confirms that it has relied on the advice of its own counsel and other advisors (to the extent it deems appropriate) with respect to any legal, tax, accounting, or regulatory consequences of this Letter Agreement, that it has not relied on the Dealer or its affiliates in any respect in connection therewith, and that it will not hold the Dealer or its affiliates accountable for any such consequences.

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IN WITNESS WHEREOF, the parties hereto have caused this Letter Agreement to be duly executed as of the date first written above.

NUVASIVE, INC.

By: /s/ Matthew K. Harbaugh

Name: Matthew K. Harbaugh

Title: Executive Vice President and Chief Financial Officer

GLOBUS MEDICAL, INC.

By: ________________________

Name:

Title:

*[Signature Page to Warrant Amendment Letter Agreement]*

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IN WITNESS WHEREOF, the parties hereto have caused this Letter Agreement to be duly executed as of the date first written above.

NUVASIVE, INC.

By: ____________________________
Name:
Title:

GLOBUS MEDICAL, INC.

By: ____________________________
Name: Keith Pfeil
Title: Chief Financial Officer

[*Signature Page to Warrant Amendment Letter Agreement*]

MORGAN STANLEY & CO. INTERNATIONAL PLC

By: ______________________________

Name: Nicholas McDonald
Title: Executive Director

MORGAN STANLEY & CO. LLC

By: ______________________________

Name: Darren McCarley
Title: Managing Director

[*Signature Page to Warrant Amendment Letter Agreement*]